UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	December 28, 2005

Host America Corporation

(Exact name of registrant as specified in its charter)

Colorado	0-16196	06-1168423

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Broadway Hamden, Connecticut	06518

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(203) 248-4100

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01  Other Events

            On December 28, 2005, Geoff Ramsey, a former executive officer of Host America Corporation (the “Company”), submitted a demand for arbitration with the American Arbitration Association related to the termination of Mr. Ramsey’s employment with the Company.  Mr. Ramsey asserts that the Company did not have cause under his employment agreement to terminate his employment, and is seeking damages of $2.5 million.  The parties are currently in the process of selecting arbitrators, and the Company’s answer to the demand for arbitration is due January 9, 2006.

            In addition, Anne Ramsey, former human resources director and corporate secretary, and Debra Ramsey, former administrative secretary, have made a demand for arbitration, asking for $2.0 million in damages.  The Company has declined their demand on the ground that there are no binding employment agreements with Anne and Debra Ramsey and no agreement to arbitrate.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST AMERICA CORPORATION

Dated: January 3, 2006	By: /s/ David Murphy
David Murphy
Chief Financial Officer